EXHIBIT 21.1
                                                                    ------------




                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------





        The following is a wholly-owned subsidiary of DynaGen, Inc.:

        Able Laboratories, Inc., a Delaware corporation